EXHIBIT 10.5


                               BNY TERM LOAN NOTE

                                                         Garden City, New York
$7,500,000.00                                                    June 10, 1996


     FOR VALUE RECEIVED, HIRSCH INTERNATIONAL CORP., a Delaware corporation, having its principal place of business at 200 Wireless Blvd., Hauppauge, New York 11788 (the "Borrower") promises to pay to the order of THE BANK OF NEW YORK ("Bank") at its office located at 1100 Old Country Road, Hauppauge, New York 11788, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND ($7,500,000.00) DOLLARS, or so much as has been advanced pursuant to the Agreement (as hereinafter defined), in twenty (20) quarterly principal installments, each of the first nineteen (19) such installments being in the principal amount of THREE HUNDRED SEVENTY FIVE THOUSAND ($375,000.00) DOLLARS, commencing on the last Business Day of September, 1996, and continuing quarterly thereafter until the Maturity Date, when any remaining principal amount shall be due and payable.

     In the event that Tajima gives notice to the Borrower of termination of the Tajima Agreement, the Borrower shall repay the outstanding principal balance of this Term Loan Note over the shorter of (x) the remaining term of this Term Loan Note as of the date of such notice, or (y) twelve (12) equal quarterly installments, commencing on the last Business Day of each quarter beginning on the first such day after the date of such notice and continuing on the last Business Day of each calendar quarter thereafter.

     The Borrower shall pay interest on the unpaid balance of this Note from time to time outstanding at said office, at the rates of interest, at the times and for the periods as set forth in the Agreement (as defined below).

     All payments including prepayments on this Term Loan Note shall be made in lawful money of the United States of America in immediately available funds. Except as otherwise provided in the Agreement, if a payment becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

     This Term Loan Note is the term loan note referred to in that certain Loan Agreement among Borrower, certain Guarantors, the Agent and the Banks of even date herewith (the "Agreement"), as such Agreement may be further amended from time to time, and is subject

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to prepayment  and its maturity is subject to  acceleration  upon the terms contained in said Agreement. All capitalized terms used in this Term Loan Note and not defined herein shall have the meanings given them in the Agreement.

     If any action or proceeding be commenced to collect this Term Loan Note or enforce any of its provisions, Borrower further agrees to pay all costs and expenses of such action or proceeding and reasonable attorneys' fees and expenses and further expressly waives any and every right to interpose any counterclaim (other than a compulsory counterclaim) in any such action or proceeding. Borrower hereby submits to the jurisdiction of the Supreme Court of the State of New York and agrees with Bank that personal jurisdiction over Borrower shall rest with the Supreme Court of the State of New York for purposes of any action on or related to this Term Loan Note, the liabilities, or the enforcement of either or all of the same. Borrower hereby waives personal service by manual delivery and agrees that service of process may be made by post-paid certified mail directed to Borrower at Borrower's address designated in the Agreement or at such other address as may be designated in writing by Borrower to Bank in accordance with Section 8.02 of the Agreement, and that upon mailing of such process such service be effective with the same effect as though personally served. Borrower hereby expressly waives any and every right to a trial by jury in any action on or related to this Term Loan Note, the liabilities or the enforcement of either or all of the same.

     Bank may transfer this Term Loan Note and may deliver the security or any part thereof to the transferee or transferees, who shall thereupon become vested with all the powers and rights above given to Bank in respect thereto, and Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter. The failure of any holder of this Term Loan Note to insist upon strict performance of each and/or all of the terms and conditions hereof shall not be construed or deemed to be a waiver of any such term or condition.

     Borrower and all endorsers and Guarantors hereof waive presentment and demand for payment, notice of non-payment, protest, and notice of protest.

     This Term Loan Note shall be construed in accordance with and governed by the laws of the State of New York.

                                   HIRSCH INTERNATIONAL CORP.

                               BY: \s\ Henry Arnberg
                                   --------------------------
                                   Henry Arnberg
                                   President


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